SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[     ]  Preliminary Proxy Statement
[     ]  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[     ]  Definitive Proxy Statement
[  X  ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Sec. 240.14a-12

                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transactions applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

CONNECTED CALL:

INTRODUCTION

Hello, my name is [name and title]. I am calling from Bank of America's Alternative Investment Group on behalf of "BACAP Alternative Multi-Strategy Fund, LLC." Can I confirm that I am speaking with (investor)?

Since you are an investor in the Fund, we are calling you today as part of a telephone campaign to obtain the necessary votes for the investor meeting scheduled for May 27, 2005. Since the Fund had not received enough votes for a quorum on May 27th, the meeting was adjourned to June 8, 2005. We would like to use this call with your permission as your vote on the proposals for this Meeting. Is that okay?

Are you familiar with the proposals? May I assist you with any questions?

BEGIN THE VOTE

Before we go any further, we want to let you know that we will begin recording this call for safety and accuracy. I will ask you a few questions to confirm your identity and that you have received the proxy materials for the investor meeting. Then I will take your votes. Within 72 hours we will mail you a letter confirming your votes. Are you ready?

May I please have your full name? (If investor is an entity, ask for title) Can you confirm that you are authorized to direct the voting of these BACAP Alternative Multi-Strategy Fund interests? May I please have your address? Have you received your proxy package?

VOTING

The proposals have been reviewed by the Board of Managers, whose primary role is to protect your interests as an investor. The Board recommends that you vote "FOR" the proposals. You may, or course, vote for a proposal, against a proposal, or you may abstain from voting. Would you like to vote now in favor of the proposals as the Board recommends? (Read and record each vote individually)

CLOSING

Your vote has been recorded. You have voted________________, is that correct? As your voting agent, I will execute a written proxy in accordance with your instructions and will forward it to BACAP Alternative Multi-Strategy Fund, LLC.

Thank you for time today and for your continued support of the Fund.

ANSWERING MACHINE:

Hello, this is ______ calling on behalf of "BACAP Alternative Multi-Strategy Fund, LLC." We are calling today to discuss a proxy package sent to you a number of weeks ago concerning the investor meeting originally scheduled to be held on May 27, 2005. Since the Fund had not received enough votes for a quorum on May 27th, the meeting was adjourned to June 8, 2005.

At your earliest convenience, please call at (888) 786-9977 so that your vote can be recorded. Or, if you still have the proxy card, please sign, date and return the proxy card in the postage paid envelope for receipt prior to June 8th.

Thank you in advance for taking the time to vote.


CONFIRMATION LETTER:

[Address]

Vote Confirmation Letter
BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC
Special Meeting of Investors May 27, 2005 (adjourned to June 8, 2005)

Account #:
Date:
Time:

Vote Received:  FOR/WITHHOLD
Proposal 1:  ELECTION OF MANAGER (ALAN BROTT)

Vote Received:  FOR/AGAINST/WITHHOLD
Proposal 2: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND LIBERTY ASSET MANAGEMENT COMPANY

Vote Received:  GRANT/WITHHOLD
Proposal 3: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

Dear Investor:

In connection with the above-referenced meeting, this notice confirms that your interest has been voted as indicated above in accordance with your instructions. If any of this information is incorrect, please call __________ immediately.

Sincerely,


BACAP Alternative Multi-Strategy Fund, LLC